                                                                Exhibit 10.28(a)

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made this 22nd day of October, 2003, by and between ProLogis California I LLC, hereinafter referred to as "Landlord," and Skechers U.S.A., Inc., hereinafter referred to as "Tenant."

                                   WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated April 10, 2001 (the "Lease") for a 763,228 square foot space known and numbered as 4100 E. Mission Blvd., Ontario, CA 91761 (the "Premises");

AND WHEREAS, Landlord is exercising Landlord's Recapture Right and defined in the Lease:

AND WHEREAS, the parties hereto now desire to amend and modify said Lease more fully as hereinafter set forth.

                                   AGREEMENT:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained the parties hereto agree as follows:

1. Effective October 12, 2003, the Premises shall be reduced by 1,391 square feet to a revised approximate size of 761,837 square feet and the approximately six (6) parking stalls in front of Landlord's Office Space shall be allocated to said space.

2.        Monthly Base Net Rent shall be adjusted as follows:

          October 1, 2003 - October 31, 2003          $217,264.24
          November 1, 2003 - May 31, 2006             $217,123.57
          June 1, 2006 - November 30, 2008            $236,169.79
          December 1, 2008 - May 31, 2011             $251,405.97

3. Effective October 12, 2003, Tenant's proportionate share of the Building and Project shall be 99.82%.

4. Pursuant to Addendum 4 of the Lease, Landlord shall build Landlord's Office Space (see attached Exhibit A) in the recaptured area at its own expense, and all utilities shall be separately metered (except for water and sewer which shall be jointly metered). Landlord agrees to use reasonable efforts to not disrupt Tenant's business while Landlord is constructing Landlord's Office Space, and Tenant agrees to use reasonable efforts not to disrupt Landlord in its construction of Landlord's Office Space.

5. Except as herein amended, the terms and conditions of the Lease and any amendments thereto, shall continue in full force and effect and the lease as amended herein is hereby ratified and affirmed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to lease in multiple counterparts, each of which shall have the force and effect of an original.

TENANT                                     LANDLORD

SKECHERS U.S.A., INC.                      PROLOGIS CALIFORNIA I LLC

By: /s/ DAVID WEINBERG                     By: /s/ LARRY H. HARMSEN
   ------------------------------              -------------------------------
Name: David Weinberg                       Name: Larry H. Harmsen
     ----------------------------                -----------------------------
Title: Executive Vice President            Title: Senior Vice President
       Chief Financial Officer                    ----------------------------
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